Q3 2005 Review (c) 2005 TRM Corporation The information contained herein is subject to change without notice Exhibit 99.3

Forward Looking Statements Except for historical information contained herein, the matters discussed in this presentation contain forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that involve substantial risks and uncertainties. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of TRM Corporation ("TRM") and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond TRM's control. TRM discusses certain of these factors in its Annual Report on Form 10 - K for 2004.

Q3 2005 Overview Adjusted EBITDA of $9.1 M Net Sales of $31.4 M ATM net sales increase to $23.4 M Five year contract renewal with The Pantry eFunds YTD EBITDA of $15.0 M Vendor reimbursement Q4 2005 of $1.1 M for copier Hurricane damages limited to under $.15 M

Canada Canada United States United Kingdom United Kingdom 22,243 ATMs and 24,118 self-service photocopiers The TRM Network: 46,000+ Distribution Points Overview

Consolidated P&L Q3 05 Q3 04 Net Sales $31.4 $22.5 Gross Profit $12.5 $10.1 Operating Income $ 1.0 $ 3.4 Net Income Net Income Net Income Net Income $ 0.3 $ 2.2 EBITDA* $ 7.7 $ 6.0 EPS (diluted) $0.02 $0.16 ($ in millions) *See reconciliation slide Q3 2005 vs. Q3 2004

Adjusted EBITDA - Q3 2005 ($ in thousands)

Supplementary Review of Expenses Q3 05 Q3 05 Q3 04 eFunds transition $0.5 $0.0 Other acquisition costs $0.0 $0.2 Total acquisition costs $0.5 $0.2 Amortization* $2.4 $0.0 Interest expense $2.5 $0.1 Other income ($1.4) ($0.3) Total $4.0 $0.0 *Amortization of intangible assets and debt issuance costs ($ in millions) Q3 2005 vs. Q3 2004

Funds from Operations Gross Profit ($ in millions) ($ in millions) EBITDA Net Sales ($ in millions) ($ in millions) CAGR: 13% CAGR: 22% CAGR: 40% Note: Financials are adjusted for divestitures. (a) Net income plus depreciation and amortization. (b) Not adjusted for divestitures. CAGR: 75% (a) (b) TRM Financial History

Tax affected purchase price: $125.0 million Free cash flow positive Accretive to EPS Acquisition Overview: ACI *Based on first nine months results in 2004 and 2005, respectively Represents buyers multiple of 6.2x EBITDA ($ in millions)

Balance Sheet Q3 05 FY 04 Total Assets $364.7 $357.3 Total Liabilities $247.9 $244.1 Total Equity $115.2 $111.7 Net Debt* $124.5 $128.5 Q3 2005 vs. FY 2004 ($ in millions) *See reconciliation slide

ATM Financials Q3 05 Q3 04 Net Sales $23.4 $12.6 Gross Profit $ 9.9 $ 5.6 Operating Income $ 3.4 $ 2.5 Q3 05 Q3 04 Gross Margin 42.4% 44.6% Operating Margin 14.6% 19.5% ($ in millions) ATM P&L % Net Sales

ATM Installed Base (Period-Ending) ATM Gross Profit Number of cash withdrawals ($ in millions) ($ in millions) (in millions) ATM Net Sales CAGR: 45% CAGR: 79% CAGR: 119% CAGR: 44% Note: Financials do not exclude non-recurring gains or losses and are adjusted for divestitures. ATM Business

ATM Operating Data Total Cash Withdrawals Installed Base

ATM Operating Data Sales/Unit Sales/Transaction

Photocopy Financials Q3 05 Q3 04 Net Sales $ 8.0 $ 9.9 Gross Profit $ 2.6 $ 4.5 Operating Income $ 0.1 $ 1.9 Q3 05 Q3 04 Gross Margin 32.0% 45.1% Operating Margin 1.0% 19.3% ($ in millions) Photocopy P&L % Net Sales

Strategy Minimal capital investments Focus on cash flow Optimize profitability of machines Continue to leverage TRM's existing infrastructure Net Sales and Gross Profit ($ in millions) Photocopy Business

Photocopy Operating Data Sales/Unit Sales/Copy

Q3 2005 Business Summary UK cash loss (COGS) Geographic expansion Redeployment of underperforming ATMs Photocopy and ATM price increases continue Market diversification Acquisition pipeline strong

Additional Information

EBITDA Reconciliation EBITDA is a measure commonly used by the capital markets to value enterprises. Interest, taxes, depreciation and amortization can vary significantly between companies due in part to differences in accounting policies, tax strategies, levels of indebtedness and interest rates. Excluding these items provides insight into the underlying results of operations and facilitates comparisons between TRM and other companies. In addition, EBITDA is considered a reasonable approximation of gross cash flow and is one of the measures used for determining debt covenant compliance. Management believes that EBITDA information is useful to investors for these reasons. This measurement is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. ($ in millions) Q3 2005 vs. Q3 2004 * 2004 includes eFunds acquisition transitional expenses of approximately $2 million incurred during the fourth quarter. 1Q05 includes eFunds acquisition transitional expenses of approximately $1.3 million incurred during the quarter. 2Q05 includes eFunds acquisition transitional expenses of approximately $0.9 million incurred during the quarter, partially offset by a $0.7 million insurance gain. 3Q05 includes eFunds acquisition transitional expenses of approximately $0.5 million incurred during the quarter, offset by a $1.3 million gain on the sale of an equity security.

Net Debt Reconciliation ($ in millions)

Q & A